Exhibit 5.1

EpicQuest Education Group International Limited	D +852 3656 6061
E florence.chan@ogier.com

Reference: FYC/JNG/178334.00003

25 October 2022

Dear Sirs

EpicQuest Education Group International Limited (the Company)

We have acted as British Virgin Islands counsel to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the Registration Statement) to be filed by the Company with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act 1933, as amended (the Securities Act) on or about the date hereof. The Registration Statement relates to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the Prospectus) of the following securities (collectively, the Securities):

(i)	ordinary shares with a par value US$0.0016 per share of the Company (the Ordinary Shares),

(a)	debt securities to be issued pursuant to the applicable indenture to be entered into by the Company (the Debt Securities);

(b)	warrants to be issued to purchase the Ordinary Shares or Debt Securities (the Warrants); and

(c)	units comprising Ordinary Shares, Debt Securities or Warrants or any combination of the foregoing securities (the Units).

We have been advised that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto and the Prospectus contained therein pursuant to Rule 462(b) under the Securities Act and that this opinion is required to be furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus other than as expressly stated herein with respect to the issue of the Securities.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier British Virgin Islands, Cayman Islands, Guernsey, Jersey and Luxembourg practitioners Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Michael Snape	Justin Davis Florence Chan Lin Jacobsen Cecilia Li James Bergstrom Marcus Leese

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents: (the Documents):

(a)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands (the Registrar) on 4 January 2021 and as updated by update searches on 18 October 2022 (the Company Registry Records), including:

(i)	a copy of the certificate of incorporation of the Company dated 13 December 2017; and

(ii)	a copy of the amended and restated memorandum and articles of association of the Company amended and restated on 22 July 2022 and filed with the Registrar on 26 July 2022 (the Memorandum and Articles).

(b)	the public information revealed from a search of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (the High Court Database) by the Registry of the High Court of the Virgin Islands on 4 January 2021 and as updated by update searches on 18 October 2022 (the Court Records, and the Company Registry Records, together the Public Records);

(c)	a certificate of incumbency in respect of the Company dated 19 October 2022 (the Certificate of Incumbency) issued by the registered agent of the Company;

(d)	a copy of the register of directors of the Company provided to us on 29 January 2021 (the Register of Directors);

(e)	a copy of the unanimous written resolutions of the directors of the Company dated 25 October 2022 approving the Company's filing of the Registration Statement and issuance of the Securities (the Board Resolutions); and

(f)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Certificate of Incumbency and the Register of Directors is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolution remains in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated therein which has not been properly disclosed in the Board Resolutions;

(g)	neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(h)	the Company will issue the Securities in furtherance of its objects as set out in its Memorandum;

(i)	the issue of any of the Offering Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities, would not result in the Company exceeding its maximum number of shares that it is authorised to issue at the relevant time; and upon the issue of any Offering Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(j)	the form and terms of any and all Securities, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Memorandum and Articles of Association nor any applicable law, regulation, order or decree in the British Virgin Islands;

(k)	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any Security and none of the Securities have been offered or issued to residents of the British Virgin Islands;

(l)	all necessary corporate action will be taken to authorise and approve any issuance of Securities and the terms of the offering of such Securities thereof and any other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

(m)	upon the issue of any Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(n)	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto;

(o)	the Company is, and after the allotment (where applicable) and issuance of any Securities will be, able to pay its liabilities as they fall due;

(p)	the information and each of the documents disclosed by the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration, or which is required by the laws of the British Virgin Islands to be delivered for registration, which was not included and available for inspection in the Public Records; and

(q)	there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 (the BCA) on 13 December 2017 and is validly existing and in good standing under the laws of the British Virgin Islands.

Share capital

(b)	Based solely on the Memorandum and Articles, the Company is authorised to issue a maximum of 31,500,000 shares of a single class each with a par value of US$0.0016 par value.

Valid Issuance of Ordinary Shares

(c)	With respect to the Ordinary Shares, when:

(i)	the board of directors of the Company (the Board) has taken all necessary corporate action to approve the issuance and allotment of the Ordinary Shares, the terms of the offering of the Ordinary Shares and any other related matters;

(ii)	the provisions of the memorandum and articles of association of the Company then in effect and the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Ordinary Shares) has been made; and

(iii)	valid entry have been made in the register of members of the Company reflecting such issuance of Ordinary Shares as fully paid shares,

the Ordinary Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

(d)	With respect to the Ordinary Shares issuable pursuant to the Debt Securities, Warrants and Units (the Underlying Shares), in each case when the Debt Securities, Warrants and/or Units are exercisable under the terms of the applicable definitive agreement approved by the Board (the Definitive Agreements) as referred to within the Registration Statement, when:

(i)	the Board has taken all necessary corporate action to approve the issuance and allotment of the Underlying Shares and the Definitive Agreements;

(ii)	the terms of such security, the memorandum and articles of association then in effect or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Underlying Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Ordinary Shares) received; and

(iii)	valid entry have been made in the register of members of the Company reflecting such issuance of Underlying Shares as fully paid shares,

the Underlying Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the British Virgin Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the British Virgin Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the BCA an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs in the British Virgin Islands. Failure to pay the annual fees by the relevant due date will render the Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee remains unpaid from the due date, the Company will be liable to be struck off the Register of Companies.

4.3	For the purposes of this opinion "in good standing" means only that as of the date of this opinion the Company is up-to-date with the payment of its annual fee to the Registry of Corporate Affairs under the BCA. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the British Virgin Islands other than the BCA.

4.4	The Public Records and our searches thereof may not reveal the following:

(c)	in the case of the Company Registry Records, details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search;

(d)	in the case of the Court Records, details of proceedings which have been filed but not actually entered in the High Court Database at the time of our search;

(e)	whether an application for the appointment of a liquidator or a receiver has been presented to the High Court of the British Virgin Islands or whether a liquidator or a receiver has been appointed out of court, or whether any out of court dissolution, reconstruction or reorganisation of the Company has been commenced; or

(f)	any originating process (including an application to appoint a liquidator) in respect of the Company in circumstances where the High Court of the British Virgin Islands has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise), and the following points should also be noted:

(g)	the Court Records reflect the information accessible remotely on the High Court Database, we have not conducted a separate search of the underlying Civil Cause Book (the Civil Cause Book) or the Commercial Cause Book (the Commercial Cause Book) at the Registry of the High Court of the British Virgin Islands. Although the High Court Database should reflect the content of the Civil Cause Book and the Commercial Cause Book, neither the High Court Database nor the Civil Cause Book or Commercial Cause Book is updated every day, and for that reason neither facility can be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands;

(h)	the High Court Database is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement; and

(i)	while it is a requirement under Section 118 of the Insolvency Act 2003 that notice of the appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the British Virgin Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the British Virgin Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific British Virgin Islands legislation is a reference to that legislation as amended to the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement.

This opinion may be used only in connection with the offer and sale of the Securities and while the Registration Statement is effective.

Yours faithfully

Ogier